CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 228 to the registration statement on Form N-1A (File No. 811-07513) (“Registration Statement”) of our report dated December 14, 2015, relating to the financial statements and financial highlights of Putnam Absolute Return 500 Fund, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm and Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 23, 2016